EXHIBIT 2.2

                 AMENDMENT TO THE AGREEMENT
                             AND
                      PLAN OF EXCHANGE


     THIS DOCUMENT SHALL ACT AS AN AMENDMENT ("Amendment") TO THE AGREEMENT AND PLAN OF EXCHANGE dated October 25, 2002 ("Agreement"), by and between PLAN "B" PRODUCTIONS OF UTAH, INC. hereafter "Plan B", a Utah corporation, and BACH-HAUSER, INC., hereafter "BH", a Nevada corporation.

       Amendment to the Agreement and Plan of Exchange

     In consideration of the mutual warranties and covenants given by each party to the other in the Agreement and for other good and valuable consideration the parties hereto agree to amend the Agreement as follows:

          1. The parties here to acknowledge and agree that the total consideration as set out in paragraph 1.6 of the Agreement shall be amended as follows:

                Consideration, issuance and Delivery of
                Stock. In consideration for the foregoing transfer, assignment and conveyance, and subject to compliance by PLAN B PRODUCTIONS
                OF UTAH, INC. with its warranties and
                undertakings contained herein.  BACH-
                HAUSER, INC. SHALL:

                 A. Within 60 days of the execution of the of the Amendment attached to the Agreement as schedule "A" dated March 18, 2003 issue and deliver to the shareholders of the common stock of PLAN B, Two Hundred and Fifty Thousand common shares of BACH-HAUSER, INC. stock. The stock will be issued on a restricted and investment basis, which upon such issuance and delivery, shall be fully paid and non-assessable: The stock will also have registration rights attached, the recipients shall be entitled to include the shares in a registration of the Company's common stock under the Act (including, but not limited to, registration statements relating to secondary offerings of the Company's securities, but excluding registration statements relating to any employee benefit plan or corporate reorganization), unless, in the event of an underwritten offering, the underwriter advises that the Shares should not be included.

          2. The parties hereto acknowledge and agree that all the terms, including but not limited to conditions, warranties, representations and covenants contained in the Agreement shall continue in full force and effect except as amended herein.

          3. The parties hereto acknowledge and agree sufficiency of the consideration set out herein and further acknowledge and agree consideration was agreed to and derived from required due diligence and auditing processes.

          4. The parties hereto acknowledge and agree that they have been afforded the opportunity to avail themselves of independent legal advice and by the execution of the Amendment the parties hereto warrant that they have either sought legal advice or, if they have not sought or obtained independent legal advise that they expressly waive such right with the full knowledge of the effect of the Amendment on the Agreement.

          5. The parties hereto acknowledge and agree that the Amendment may be executed in separate counterparts and that all such executed documents shall merge to form the whole of the Amendment and that such Amendment shall be affixed to the Agreement as Schedule "A".

          6. Plan B expressly agrees that it shall return any stock issued pursuant to the Agreement to BH to the address for service stipulated in the Agreement. The parties hereto acknowledge and agree that the date for delivery of the stock contemplated in paragraph 1 herein shall be delivered within sixty (60) days of the execution of the Amendment or as soon thereafter as reasonably possible.

          7. The parties hereto acknowledge and agree that should there be any material conflict between the Amendment and the Agreement that the terms of the Amendment shall take priority and the existing terms of the Agreement shall be interrupted in a commercially reasonable manner in order to conform with the terms of the Amendment.

          8. The parties hereto expressly acknowledge and agree that the Agreement and Amendment shall supersede any and all other agreements or understanding whether oral or in writing that predate the Agreement.

          9. The parties expressly acknowledge and agree that the consummation and completion shall be deemed by the parties not to have taken place as at the date of execution of the Agreement but shall be deemed to have been consummated as at the date of the Amendment.

          10. The parties hereto expressly acknowledge and agree that any further amendments to the Agreement and Schedule "A" thereof must be made in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of 18th day of March, 2003.


BACH-HAUSER, INC.

By:/s/Peter Preston
Its President



PLAN B PRODUCTIONS OF UTAH, INC.

By:/s/ Russell J. Heaton
Its President